Exhibit 99.1

Micron Updates Fourth Quarter Fiscal 2025 Guidance

BOISE, Idaho, Aug. 11, 2025 – Micron Technology, Inc. (Nasdaq: MU) (the “Company”) today announced that it is updating its revenue, gross margin, operating expense, and EPS guidance for the fourth quarter of fiscal 2025, which ends August 28, 2025. The Company previously provided guidance for revenue of $10.7 billion ± $300 million, non-GAAP gross margins of 42.0% ± 1.0%, and non-GAAP EPS of $2.50 ± $0.15 for the fourth quarter of fiscal 2025.

The Company today updated its guidance for fourth quarter of fiscal 2025 revenue to $11.2 billion ± $100 million, non-GAAP gross margins to 44.5% ± 0.5%, and non-GAAP EPS to $2.85 ± $0.07. The Company announced additional updates to guidance as set forth in the tables below. This revised guidance reflects improved pricing, particularly in DRAM, and strong execution.

Micron Executive Vice President and Chief Business Officer, Sumit Sadana, will share further updates in a fireside chat at the 2025 Keybanc Technology Conference in Park City, Utah scheduled to take place at 9:00 a.m. Mountain time on August 11, 2025.

The live webcast and subsequent replay of the event can be accessed from Micron’s Investor Relations website at http://investors.micron.com.

	Previous Guidance					Updated Guidance
	GAAP Outlook	Adjustments			Non-GAAP Outlook	GAAP Outlook	Adjustments			Non-GAAP Outlook
Revenue	$10.7B ± $300M	—			$10.7B ± $300M	$11.2B ± $100M	—			$11.2B ± $100M
Gross margin	41.0% ± 1.0%	1.0%		A	42.0% ± 1.0%	43.5% ± 0.5%	1.0%		A	44.5% ± 0.5%
Operating expenses	$1.35B ± $20M	$147	M	B	$1.20B ± $20M	$1.37B ± $15M	$147	M	B	$1.22B ± $15M
Diluted earnings per share(1)	$2.29 ± $0.15	$0.21		A, B, C	$2.50 ± $0.15	$2.64 ± $0.07	$0.21		A, B, C	$2.85 ± $0.07

Non-GAAP Adjustments (in millions)
A	Stock-based compensation – cost of goods sold	$119
B	Stock-based compensation – research and development	93
B	Stock-based compensation – sales, general, and administrative	54
C	Tax effects of the above items and other tax adjustments	(27)
		$239

(1)	GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, manufacturing, and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2025 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s financial and operating results, in particular the Company’s expectations and guidance for the fourth quarter of fiscal 2025. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents the Company files with the Securities and Exchange Commission, specifically its most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the Company’s actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this press release, except as required by applicable law.

Micron Media Relations Contact

Mark Plungy

Media Relations

(408) 203-2910

mplungy@micron.com

Micron Investor Relations Contact

Satya Kumar

Investor Relations

(408) 450-6199

satyakumar@micron.com